                                                                    EXHIBIT 99.3

                   PART I - CONDENSED FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                      INFINITY FINANCIAL TECHNOLOGY, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                                SEPTEMBER 30,  DECEMBER 31,
                     ASSETS                         1997           1996
                                                -------------  ------------
                                                        (UNAUDITED)
Current assets:
  Cash and cash equivalents.....................   $18,211         $36,952
  Short-term investments........................    22,869              --
  Receivables, net..............................    20,893          18,802
  Deferred tax asset............................       887             887
  Prepaid expenses and other current assets.....       510             337
                                                   -------         -------
    Total current assets........................    63,370          56,978
Property and equipment, net.....................     3,468           2,896
Other non-current assets........................       927             430
                                                   -------         -------
    Total assets................................   $67,765         $60,304
                                                   =======         =======

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable...............................   $ 3,439         $ 1,739
 Accrued compensation...........................     4,794           3,959
 Other accrued liabilities......................     2,528           2,861
 Deferred revenue...............................     8,774          10,399
 Current portion of capital lease obligations...       302             368
                                                   -------         -------
   Total current liabilities....................    19,837          19,326
Long-term portion of capital lease obligations..       463             553
Commitments:
Stockholders' equity:
 Common stock...................................    33,368          32,207
 Deferred stock compensation....................      (391)           (508)
 Notes receivable from stockholders.............      (438)           (826)
 Cumulative translation adjustment..............       (22)            (21)
 Retained earnings..............................    14,948           9,573
                                                   -------         -------
   Total stockholders' equity...................    47,465          40,425
                                                   -------         -------
   Total liabilities and stockholders' equity...   $67,765         $60,304
                                                   =======         =======


    See accompanying notes to condensed consolidated financial statements.

                      INFINITY FINANCIAL TECHNOLOGY, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share data - unaudited)

                                                           THREE MONTHS ENDED    NINE MONTHS ENDED
                                                              SEPTEMBER 30,         SEPTEMBER 30,
                                                           ------------------    -------------------
                                                             1997       1996       1997      1996
                                                           --------   -------    --------  ---------
Revenues:
 License revenues..............................             $12,928    $ 8,380    $34,473    $22,498
 Service revenues..............................               4,228      2,237     11,736      6,066
                                                            -------    -------    -------    -------
  Total revenues...............................              17,156     10,617     46,209     28,564
Costs and expenses:
 Cost of revenues..............................               3,391      1,384      8,295      3,249
 Sales and marketing...........................               5,852      3,896     16,347     10,070
 Research and development......................               3,631      2,433      9,732      6,571
 General and administrative....................               1,226        891      3,640      2,600
 Acquired in-process research &
   development.................................                  --         --        861         --
                                                            -------    -------    -------    -------
  Total costs and expenses.....................              14,100      8,604     38,875     22,490
                                                            -------    -------    -------    -------
Income from operations.........................               3,056      2,013      7,334      6,074
Other income, net..............................                 359         74      1,064         17
                                                            -------    -------    -------    -------
Income before provision for income taxes.......               3,415      2,087      8,398      6,091
Provision for income taxes.....................               1,229        793      3,023      2,314
                                                            -------    -------    -------    -------
  Net income...................................             $ 2,186    $ 1,294    $ 5,375    $ 3,777
                                                            =======    =======    =======    =======
Net income per share...........................               $0.10      $0.07      $0.26      $0.20
                                                            =======    =======    =======    =======
Shares used in computing net income per share                20,891     18,763     20,974     18,808
                                                            =======    =======    =======    =======


    See accompanying notes to condensed consolidated financial statements.

                      INFINITY FINANCIAL TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (In thousands - unaudited)


                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                     --------------------
                                                                       1997        1996
                                                                     --------    --------

Cash flows from operating activities:
 Net income...................................................       $  5,375     $ 3,777
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation, amortization and other........................          1,224         825
  Acquired in-process research and development................            907          --
 Changes in assets and liabilities:
  Receivables.................................................         (2,091)     (8,711)
  Deferred tax asset..........................................             --        (441)
  Prepaid expenses and other assets...........................           (348)       (174)
  Accounts payable............................................          1,700       1,189
  Accrued compensation........................................            835         986
  Payable to former stockholder...............................             --      (1,277)
  Other accrued liabilities...................................           (333)      1,231
  Deferred revenue............................................         (1,625)      5,344
                                                                     --------     -------
   Net cash provided by (used in) operating activities........          5,644       2,749
                                                                     --------     -------
Cash flows used in investing activities:
 Capital expenditures.........................................         (1,627)     (1,337)
 Purchases of short-term investments..........................        (57,904)         --
 Maturities of short-term investments.........................         35,035          --
 Acquisition of purchased technology..........................         (1,230)         --
                                                                     --------     -------
   Net cash used in investing activities......................        (25,726)     (1,337)
                                                                     --------     -------
Cash flows provided by (used in) financing activities:
 Payment of long-term promissory note.........................             --         (67)
 Payments of notes receivable from stockholders...............            388         201
 Principal payments of capital lease obligations..............           (208)       (232)
 Proceeds from issuance of common stock.......................          1,161         201
                                                                     --------     -------
   Net cash provided by (used in) financing activities........          1,341         103
                                                                     --------     -------
Net increase (decrease) in cash and cash equivalents..........        (18,741)      1,515
Cash and cash equivalents at beginning of period..............         36,952       3,517
                                                                     --------     -------
Cash and cash equivalents at end of period....................       $ 18,211     $ 5,032
                                                                     ========     =======

SUPPLEMENTAL INFORMATION:
Cash paid during the period:
 Income taxes paid .......................................           $  2,761     $ 2,302
                                                                     ========     =======
 Interest paid ...........................................           $     82     $    48
                                                                     ========     =======

    See accompanying notes to condensed consolidated financial statements.

                      INFINITY FINANCIAL TECHNOLOGY, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DESCRIPTION OF BUSINESS

   Infinity Financial Technology, Inc. ("Infinity" or the "Company") develops and markets enterprise software solutions for financial risk management. These solutions address the rigorous business requirements of global organizations that manage complex financial assets, including banks, fund managers, and corporate and government treasuries. The Company provides a comprehensive range of customer support services, including maintenance, training, and consulting. Infinity's principal markets for its products and services are primarily in North America, Western Europe and Asia/Pacific. The Company was incorporated in California in 1989 and was reincorporated in Delaware in 1996.

   The Company has more than 65 customers around the world, consisting of large banks and other financial institutions with sophisticated trading operations and risk management needs. Its primary product is the Infinity Platform(TM), which provides customers with a foundation to rapidly develop, deploy and modify trading and risk management systems in response to the changing requirements of the marketplace. Infinity also offers Infinity Derivatives(TM), software solutions for derivatives trading, Infinity RiskView(TM), which is designed to facilitate customers' development of risk management systems, Infinity Limit Manager(TM), Infinity Market Simulator(TM) and Infinity FinEx(TM). In addition, riskview.com(TM), the first web-based portfolio analytics tool for fund managers, was introduced in September 1997 by Infinity in partnership with Dow Jones and IBM Corporation.

BASIS OF PRESENTATION

   The accompanying consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission") and reflect all adjustments consisting of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the operating results for the periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. This quarterly report on Form 10-Q should be read in conjunction with the audited consolidated financial statements and notes thereto for the three year period ended December 31, 1996 included in the Infinity Financial Technology, Inc. Annual Report on Form 10-K filed with the Commission in March 1997.

   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany account balances and transactions have been eliminated in consolidation. Certain amounts from prior years have been reclassified to conform to current year presentation.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and such differences could affect the results of operations reported in future periods.

REVENUE RECOGNITION

   The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position 91-1 ("SOP 91-1"), "Software Revenue Recognition." License revenues are recognized upon shipment only if no significant vendor obligations remain and collection of the resulting receivable is deemed probable. When the Company receives payment on licenses prior to shipment and fulfillment of significant vendor obligations, such payments are recorded as deferred revenue. Service revenues consist primarily of maintenance and support, training, consulting and co-development projects. Service revenues from customer maintenance fees for ongoing customer support and product updates are recognized ratably over the maintenance term, which is typically 12 months. Service revenues from customer training and consulting services are recognized as the service is performed. Service revenues from co-development agreements are recognized upon achievement of contractual milestones or on a percentage-of-completion basis.

NET INCOME PER SHARE

   Net income per share is computed using the weighted average number of common shares outstanding and common equivalent shares arising from the assumed exercise of stock options using the treasury stock method. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common and common equivalent shares issued during the period commencing 12 months prior to the initial filing of the Company's initial public offering at prices below the assumed public offering price have been included in the calculation as if they were outstanding for all periods presented (using the treasury stock method). Fully diluted net income per share is computed using the weighted average common and common equivalent shares outstanding plus other dilutive shares outstanding which are not common equivalent shares.

   In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which the Company is required to adopt on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options and convertible preferred stock will be excluded. The impact is expected to result in an increase in primary earnings per share for the three months ended September 30, 1997 and 1996 of $0.01 and $0.02 per share, respectively, and for the nine months ended September 30, 1997 and 1996 of $0.03 and $0.09 per share, respectively. The impact of Statement No. 128 on the calculation of fully diluted earnings per share for these periods is not expected to be material.

SUBSEQUENT EVENT

   On October 17, 1997, the Company entered into an Agreement and Plan of
Merger and Reorganization (the "Reorganization Agreement") with SunGard Data Systems, Inc., a Delaware corporation ("SunGard"), providing for the acquisition of Infinity by SunGard. Upon consummation of the merger, Infinity will become a wholly owned subsidiary of SunGard. As a result of the merger, each outstanding share of common stock of Infinity will be converted into the right to receive
0.68 of a share of common stock of SunGard. The shares to be issued by SunGard in the transaction will have a value of approximately $313 million based upon SunGard's closing price of $24 1/16 on October 16,1997. The obligations of SunGard and Infinity to effect the merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction or waiver of various conditions, including the adoption and approval of the Reorganization Agreement and the approval of the merger by holders of a majority of the outstanding shares of Infinity common stock and the expiration or termination of the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Reorganization Agreement calls for the merger to be consummated shortly after such stockholder approval is obtained, such waiting period expires or is terminated and the other conditions to consummation of the merger are satisfied or waived. The merger is intended to be accounted for as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. The merger is more fully described in SunGard's Form S-4 Registration Statement filed with the Securities and Exchange Commission on November 12, 1997.